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                   CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement of Solutia Inc. on Form S-3 of our report dated March 1, 2000 (relating to the financial statements of Viking Resins Group Holdings B.V. and subsidiaries), appearing in Exhibit 99.1 of your Form 8-K/A filed March 6, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche Accountants

DELOITTE & TOUCHE ACCOUNTANTS

Amsterdam, The Netherlands
September 18, 2000